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METRISA, INC.      25 WIGGINS AVENUE, BEDFORD, MASSACHUSETTS 01730 USA
--------------------------------------------------------------------------------

John E. (Jack) Wolfe, ext. 234
PRESIDENT
jwolfe@metrisa.com



                                                               February 11, 2002



Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Metrisa, Inc. (the "Company"), which will be held on Tuesday, March 5, 2002 at 11:30 a.m. at its corporate offices at 25 Wiggins Avenue, Bedford, Massachusetts.

      The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers. Also included, for your information, is Metrisa's FY2001 Form 10-KSB and Integrated Annual Report.

      Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

      We look forward to seeing you.

                                                        Sincerely,

                                                        /s/ John E. Wolfe
                                                        ------------------------
                                                        John E. Wolfe
                                                        President

                                 METRISA , INC.
                 25 WIGGINS AVENUE, BEDFORD, MASSACHUSETTS 01730

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 5, 2002


           The Annual Meeting of Stockholders of Metrisa, Inc., a Delaware corporation (the "Company"), will be held Tuesday, March 5, 2002, for the purposes set forth in the accompanying Notice of Annual Meeting. This statement is furnished in connection with the solicitation of proxies by the Board of Directors to be used at such meeting and at any and all adjournments thereof and is first being sent to stockholders on or about February 11, 2002. Any stockholder executing and returning a proxy in the enclosed form has the power to revoke such proxy at any time prior to the voting thereof by written notice to the Company, by executing a later dated proxy or by appearing and voting at the meeting.

           At the Annual Meeting, action is to be taken with respect to (a) the election of a Board of Directors; (b) the ratification of the selection of independent accountants; and (c) the transaction of such other business as may properly come before the meeting.

           All shares represented at the meeting by proxies in the accompanying form will be voted provided that such proxies are properly signed. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted for the election of directors and for the ratification of the selection of independent accountants.

           The Company will pay all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone or personal interview. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them, and will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

                                  VOTING RIGHTS

The Board of Directors has fixed February 8, 2002 as the record date for determination of stockholders entitled to vote at the Annual Meeting. At the close of business on February 8, 2002 there were outstanding and entitled to vote 1,458,101 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting, however, an abstention from voting or a broker non-vote has no effect on the election of directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 1, 2001, to the knowledge of the Company, the ownership of the Company's 1,458,101 outstanding shares of Common Stock by (i) each person who is known by the Company to own of record or beneficially more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) each of the Company's Directors and executive officers, and (iii) all Directors and executive officers as a group. Except as otherwise indicated, to the knowledge of the Company, the stockholders listed below have sole voting and investment power with respect to the shares indicated.
                                                  NUMBER OF SHARES   PERCENTAGE
NAME OF BENEFICIAL OWNER                         BENEFICIALLY OWNED  OF CLASS(1)
-----------------------------------------------  ------------------  -----------
John V. Atanasoff 2                                     45,652           3.1%
The Bantam Group, Inc. 3                               102,915           6.9%
Joseph J. Caruso 4                                     130,684           8.9%
Massachusetts Technology Development Corporation       137,095           9.4%
Sentex Sensing Technology, Inc.                        160,000          11.0%
Eric F. Mooney 5                                        28,868           2.0%
Joaquim S. S. Ribeiro 6                                 45,460           3.1%
Emile A. Sayegh 7                                      107,135           7.3%
Finova Mezzanine Capital, Inc. 8                       148,048           9.2%
Edward J. Stewart, III 9                               122,645           8.4%
Salvatore J. Vinciguerra 10                             19,000           1.3%
John E. Wolfe11                                        290,899          19.5%
                                                       -------          -----
All Officers and Directors as a group (7 persons)      667,698          45.2%
                                                       =======          =====
--------------------

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of this statement pursuant to the exercise of presently exercisable or outstanding options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) 24,826 shares of Common Stock beneficially owned by Mr. Atanasoff are issuable upon the exercise of currently outstanding stock options or warrants.

(3) Joseph J. Caruso, a Director of the Company, is also President of The Bantam Group, Inc., and has sole voting and investment power with respect to the 102,915 shares of Common Stock beneficially owned by The Bantam Group, Inc.

(4) Stated shares include 102,915 shares of Common Stock beneficially owned by The Bantam Group, Inc. 56,339 shares of Common Stock beneficially owned by Mr. Caruso are issuable upon the exercise of currently outstanding stock options or warrants.

(5) 5,728 shares beneficially owned by Dr. Mooney are issuable upon the exercise of currently outstanding stock options.

(6) 19,884 shares of Common Stock beneficially owned by Mr. Ribeiro are issuable upon the exercise of currently outstanding stock options or warrants.

(7) 11,370 shares of Common Stock beneficially owned by Mr. Sayegh are issuable upon the exercise of currently outstanding stock options or warrants.

(8)  Issuable upon the exercise of currently outstanding stock options.

(9) Of the 122,645 shares of Common Stock beneficially owned by Mr. Stewart, 64,793 shares and 41,653 shares, respectively, are owned of record by Corning Partners II, L.P. and Corning Partners III, L.P. Mr. Stewart is the managing general partner of the general partner of Corning Partners II, L.P. and Corning Partners III, L.P. Includes 6,942 shares of Common Stock issuable upon the exercise of currently outstanding warrants.

(10) 6,000 shares of Common Stock beneficially owned by Mr. Vinciguerra are issuable upon the exercise of currently outstanding options.

(11) 36,315 shares of Common Stock beneficially owned by Mr. Wolfe are issuable upon the exercise of currently outstanding stock options or warrants.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

All requirements under Section 16(a) of the Exchange Act for officers and directors of the Company and beneficial owners of more than 10% of any class of the Company's equity securities have been met for the fiscal year ended September 30, 2001. The information set forth above is based solely on the Company's review of the copies of such forms received by it or written representations from certain reporting persons.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

The persons named in the proxy will vote, as permitted by the By-laws of the Company, to fix the number of directors at six and to elect as directors the six nominees named below, unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. The proxy may not be voted for more than six directors. Messrs. Atanasoff, Caruso, Ribeiro, Sayegh, Vinciguerra and Wolfe are presently directors of the Company.

Each director will be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. If a nominee becomes unavailable, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unavailable.

The following table sets forth the name of each nominee and the positions and offices held by him, his age, the year in which he became a director of the Company, his principal occupation and business experience for at least the past five years and the names of other companies in which he serves as a director.

                          DIRECTOR         PRINCIPAL OCCUPATION, BUSINESS
      NAME AND AGE         SINCE            EXPERIENCE AND DIRECTORSHIPS
------------------------  --------   -------------------------------------------
John V. Atanasoff, 66       2001     Mr. Atanasoff joined the Company as a
                                     Director in 2001. From June 1993 to June
                                     2000, Mr. Atanasoff was Chairman of the
                                     Board, President and CEO of Colorado
                                     MEDtech, Inc., a publicly traded medical products company located in Boulder, CO. He retired from those positions in June 2000, continuing as a Director until November
                                     2001. Previously, Mr. Atanasoff served as
                                     Chief Executive Officer of Cybernetics
                                     Products, Inc., a publicly traded company that develops and manufactures computer controlled equipment for the electronics industry and computer graphic scanners and cameras for the motion picture and audio visual markets. For more than five years prior to 1989, Mr. Atanasoff held various senior management positions with the Fluid
                                     Technology Group of EG&G, Inc. and Textron
                                     Systems (formerly AVCO Systems). Mr.
                                     Atanasoff received a BS in Mechanical
                                     Engineering from Iowa State University, an
                                     M.S. in Mechanical Engineering from the
                                     University of Rochester; he also completed the Senior Executive Program at the Sloan
                                     School of Management at Massachusetts
                                     Institute of Technology.

Joseph J. Caruso, 58        1994     Mr. Caruso joined the Company as a Director
                                     in 1994, and was engaged by the Company as Acting President from June 1993 until
                                     January 1995. Mr. Caruso is also President of The Bantam Group, Inc. ("Bantam"), a business advisory organization founded in
                                     1986. He has more than twenty years of
                                     general management, marketing, and
                                     financial experience in several high
                                     technology companies, including marketing, manufacturing, and financial roles at
                                     Teradyne, Inc., a manufacturer of automatic test systems, corporate planning at Autex, Inc., a provider of block trading information for brokers and institutions, and President and CEO of Cyborg
                                     Corporation, a supplier of laboratory and factory automation systems. In recent years, he has served as interim CEO for companies in need of strategic change and has served as personal advisor to numerous company presidents. Mr. Caruso is presently a member of the board of directors of Micro
                                     E Systems, Twisted Systems, and
                                     TimeBlaster. Mr. Caruso holds a B.S. in
                                     Electrical Engineering from Northeastern
                                     University and a Master of Business
                                     Administration degree from the Harvard
                                     Business School.

Joaquim S.S. Ribeiro, 65    1994     Mr. Ribeiro joined the Company as a
                                     Director in 1994, and since January 2000 he has been employed as the Director of Finance and Administration of the
                                     Northfield Mount Hermon School. From 1993 through 1999 Mr. Ribeiro was a self-employed management consultant. During
                                     1992 and 1993, he served as vice-chairman of Multibank Financial Corp., a public bank holding company now part of BankBoston, and also as director and interim president of HMO Central Massachusetts Health Care, now part of Healthsource/Cygna Healthcare. From
                                     1989 to 1992, he served as general manager of the law firm of Bowditch & Dewey, LLP.
                                     Mr. Ribeiro holds a B.S. in Aeromechanics from Worcester Polytechnic Institute and an M.B.A. in Economics and Finance from Clark
                                     University.

Emile A. Sayegh, 47         1998     Mr. Sayegh is one of the original founders
                                     of Tytronics Incorporated and has twenty years of combined experience in both research and product development. He has personally directed and designed many successful products in the field of laboratory and process instrumentation.
                                     Previously, he was employed by Orion
                                     Research as project leader and principal engineer. Mr. Sayegh holds a Bachelor's
                                     Degree in Mechanical Engineering from the College of Arts and Sciences, Lebanon, a
                                     B.S. in Electrical Engineering from
                                     Northeastern University and has done
                                     graduate study in Computer Science.

Salvatore J.                1995     Mr. Vinciguerra has served as President and
  Vinciguerra, 63                    CEO of Goddard Industries, Inc. since
                                     October 1998. He was President of
                                     FerroFluidics Corporation from 1995 until
                                     1998, and its Chief Executive Officer and a Director from 1996 until 1998. From 1991 until 1994, Mr. Vinciguerra served as President and Chief Executive Officer of
                                     Staveley, Inc., the U.S. operating arm of Staveley Industries, plc. Mr. Vinciguerra is also a member of the board of directors of FSC Corporation (formerly Carr
                                     Separations, Inc.), Photrah Corporation
                                     (formerly Saphikon Corporation), the Japan
                                     Society of Boston, and the Collaborative
                                     Laboratory Charter School in Boston, Mass.
                                     Mr. Vinciguerra holds a B.S. in Engineering from Princeton University and a Master of Business Administration degree from the
                                     Harvard Business School.

John E. Wolfe, 63           1994     Mr. Wolfe joined the Company as a Director
                                     in November 1994 and was elected President and Treasurer of the Company in February
                                     1995. From 1987 to May 1998, Mr. Wolfe was also President and Chief Executive Officer and a Director of Tytronics Incorporated, the Company's former parent company.
                                     Previously, Mr. Wolfe was employed by
                                     EG&G's (now Perkin Elmer's) Fluid
                                     Components Technology Group, serving as
                                     Senior Vice President, Western Hemisphere
                                     Operations, and Vice President and General
                                     Manager, Engineered Products Division. Mr.
                                     Wolfe is also a Director of Colorado
                                     MEDtech, in Boulder, Colorado, a publicly held medical products company. He is a member of the Board of Trustees of Bryant
                                     College in Smithfield, Rhode Island, and was Chairman of that Board from 1995 to 1999. Mr. Wolfe is also a member of the Board of Directors of Jobs For The Future.
                                     Mr. Wolfe holds a B.S. in Electrical
                                     Engineering from Worcester Polytechnic
                                     Institute, an S.M., as a Sloan Fellow, from the Massachusetts Institute of Technology, and he has completed the Advanced
                                     Management Program at the Harvard Business
                                     School.

                   INFORMATION AS TO OTHER EXECUTIVE OFFICERS

Executive officers are elected by the Board of Directors and hold office until their successors are chosen and qualified, subject to earlier removal by the Board of Directors. During fiscal 2001, the following individuals served as executive officers of the Company other than those executive offices who also served as directors:

                           OFFICER               PRINCIPAL OCCUPATION
      NAME AND AGE          SINCE               AND BUSINESS EXPERIENCE
------------------------  --------   -------------------------------------------
Eric F. Mooney, 70          1998     Dr. Mooney has over 40 years' experience in
                                     the field of process analyzers in chemical and water industries. His experience includes work at Imperial Chemical
                                     Industries, Ltd., Managing and Technical
                                     Director of Anacon Instruments Ltd.,
                                     Director of Anacon, GmbH, and Corporate
                                     Technical Director of Anacon, Inc. Dr.
                                     Mooney formed and was President of Spectral
                                     Analysis Corporation until joining
                                     Tytronics in 1990. His academic positions include Senior Lecturer in Instrument
                                     Spectroscopy at the University of
                                     Birmingham. Dr. Mooney is the author of
                                     over 200 published papers and is a Senior
                                     Member of the Instrument Society of
                                     America, a Fellow of the Royal Institute of Chemistry, a Fellow of the American
                                     Chemical Society, and Vice Chairman of
                                     CITAC (Committee for Traceability in
                                     Analytical Chemistry). He holds a B.Sc. &
                                     Ph.D. from the University of London in the UK and a D.Sc. from the University of Birmingham in the UK.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

The Board of Directors met five times during fiscal year 2001. No director attended fewer than 75% of the total number of meetings of the Board and Committees on which such director served.

AUDIT COMMITTEE

Messrs. Ribeiro and Vinciguerra constitute the membership of the Board's Audit Committee, which met once during fiscal year 2001. The Audit Committee (1) recommends to the Board of Directors the firm of independent accountants which is to be engaged to audit books of account and other corporate records of the Company, (2) reviews with the independent accountants the scope of their audit with particular emphasis on the areas to which either the Committee or the independent accounts believe special attention should be directed, (3) reviews the recommendations of the independent accountants regarding internal controls and other matters, and (4) makes reports, whenever deemed advisable, to the Board of Directors with respect to the internal control and accounting practices of the Company. The Company has not adopted a written charter for the Audit Committee. Each of the members of the Company's Audit Committee are independent within the meaning of Rule 4200(a)(14) of the NASD's listing standards.

                             AUDIT COMMITTEE REPORT

The Company's Audit Committee has reviewed and discussed the audited financial statements of the Company with management of the Company for fiscal year 2001 (the "Audited Financial Statements"). In addition, the Committee has discussed with Grant Thornton, LLP, the independent auditing firm for the Company, the matters required by Codification of Statements on Auditing Standards No. 61.

The Committee also has received the written disclosures and the letter from Grant Thornton, LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

Based on the foregoing review and discussions and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for fiscal year 2001 on Form 10-KSB.

                     AUDIT COMMITTEE

                     Joaquim S. S. Ribeiro
                     Salvatore J. Vinciguerra

COMPENSATION COMMITTEE

Messrs. Atanasoff, Caruso and Vinciguerra constituted the membership of the Board's Compensation Committee during fiscal 2001. The Compensation Committee met once during fiscal year 2001. The Compensation Committee reviews and recommends changes in the salaries of officers and employees, and advises upon the compensation and stock option plans in which the directors, officers and employees of the Company are eligible to participate.

BOARD OF DIRECTORS COMPENSATION

The Company does not pay directors for their Board or committee services; however, non-employee directors of the Company are paid $750.00 per meeting attended in lieu of reimbursement for reasonable expenses of attending Board meetings. In addition, non-employee directors have, in the past, been granted options to purchase shares of the Company's Common Stock. During the fiscal year ended September 30, 2001, Mr. Atanasoff, Mr. Sayegh, and Mr. Wolfe were granted options to purchase 4,000, 25,000 and 50,000 shares, respectively, of the Company's Common Stock at an exercise price of $2.00 per share. Such options vest over a period of four years from the date of grant.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended September 30, 2001, September 30, 2000 and September 30, 1999, of those persons who were (i) the Company's Chief Executive Officer during the fiscal year ended September 30, 2001, and (ii) other executive officers of the Company as of September 30, 2001, who received total cash and bonus compensation in excess of $100,000 (the "Named Officers") during fiscal year 2001.

                                   ANNUAL COMPENSATION                                              LONG-TERM COMPENSATION
-------------------------------------------------------------------------------------------------  ------------------------
                                                                                      OTHER               SECURITIES
                 NAME AND                         SALARY           BONUS          COMPENSATION          UNDERLYING ALL
            PRINCIPAL POSITION        YEAR          ($)             ($)                 ($)            OPTIONS/SARS (#)
----------------------------------  ---------  --------------  --------------  ------------------  ------------------------
John E. Wolfe                         2001        148,477           n/a                n/a                50,000(1)
President, CEO

Eric F. Mooney                        2001        76,450          24,939               n/a                 5,000(1)
Vice President

Emile A. Sayegh                       2001        131,205           n/a                n/a                25,000(1)
Vice President

John E. Wolfe                         2000        148,888          8,000               n/a                   n/a
President, Treasurer & CFO

Eric F. Mooney                        2000        82,197          34,093               n/a                   n/a
Vice President

Emile A. Sayegh                       2000        105,245         10,000               n/a                   n/a
Vice President

John E. Wolfe                         1999        126,000          6,800               n/a                  100(1)
President, Treasurer & CFO

Emile A. Sayegh                       1999        90,825            500                n/a                 2,132(1)
Vice President
--------------------

(1) Represents the grant of options to purchase shares of the Company's Common Stock which vest over a period of four years from the date of grant.

The following table sets forth option grants to the Named Officers in the compensation table during the Company's fiscal year ended September 30, 2001:

                    NO. SHARES     PERCENT OF TOTAL
                    UNDERLYING       OPTIONS/SARS       EXERCISE OR
                   OPTIONS/SARS  GRANTED TO EMPLOYEES    BASE PRICE   EXPIRATION
          NAME        GRANTED     IN FISCAL YEAR 2001  ($ PER SHARE)     DATE
-----------------  ------------  --------------------  -------------  ----------
John V. Atanasoff      4,000             1.88%             $2.00        5/17/01
Eric F. Mooney         5,000             2.35%             $2.00        3/22/01
Emile A. Sayegh       25,000            11.76%             $2.00        3/22/01
John E. Wolfe         50,000            23.52%             $2.00        3/22/01

The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Officers as of September 30, 2001. None of the Named Officers exercised options during fiscal year 2001.

                     NO. OF UNEXERCISED OPTIONS AT SEPT. 30, 2001   VALUE OF UNEXERCISED OPTIONS AT SEPT. 30, 2001
        NAME                (EXERCISABLE/UNEXERCISABLE)                      (EXERCISABLE/UNEXERCISABLE) 1
------------------   --------------------------------------------   ----------------------------------------------
John E. Wolfe                    22,431 / 40,000                                      $5,186 / --
Eric F. Mooney                    5,728 / 4,000                                       $1,038 / --
Emile A. Sayegh                  11,370 / 20,853                                      $2,190 / $171
------------------

(1) Value is based on the difference between option exercise price and the fair market value at fiscal 2001 year-end, multiplied by the number of shares underlying the option.

CONSULTING AGREEMENT

The Company and The Bantam Group, Inc. are parties to a month-to-month consulting agreement unless terminated by either party on thirty days notice. The payments on this agreement were $88,075 and $48,062 for fiscal years 2001 and 2000, respectively. The expense related to this agreement was $34,000 and $42,000, for the fiscal years 2001 and 2000, respectively. Mr. Caruso, a director of the Company, is president of The Bantam Group, Inc.

2000 STOCK PLAN

On March 22, 2000 the Board of Directors adopted the 2000 Omnibus Stock Plan (the "2000 Plan"), which was approved by the stockholders on March 22, 2000. The purpose of the 2000 Plan is to provide incentives to officers, directors, employees and consultants of the Company. Under the 2000 Plan, officers and employees of the Company may be granted "incentive stock options" ("ISO" or "ISOs"). Directors, officers, employees and consultants of the Company may be granted options which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options") and, in addition, such persons may be granted awards of stock in the Company ("Awards") and opportunities to make direct purchases of stock in the Company ("Purchases"). Options, Awards and Purchases are referred to as "Stock Rights".

The 2000 Plan is administered by the Compensation Committee ("Committee"), currently consisting of Messrs. Atanasoff, Vinciguerra and Caruso. Mr. Caruso is a former executive officer of the Company.

Subject to the terms of the 2000 Plan, the Committee has the authority to determine the persons to whom Stock Rights shall be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, and other terms and provisions governing the Stock Rights, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Stock Rights. The Committee also has the authority to determine the duration and vesting rate of each option and whether restrictions such as repurchase rights of the Company are to be imposed on shares of stock subject to Stock Rights. The Committee has the authority to interpret the 2000 Plan and to prescribe and rescind regulations pertaining to it.

ISOs under the 2000 Plan may be granted to any employee of the Company. As of September 30, 2001, the Company had 39 full time equivalent employees. Only those officers and directors of the Company who are employees may be granted ISOs under the 2000 Plan. In no event may the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) exceed $100,000. Otherwise, there is no restriction as to the maximum or minimum amount of options an employee may receive. Non-Qualified Options, awards and purchases may be granted to any director, officer, employee or consultant of the Company, other than members of the Committee.

The exercise price per share of ISOs granted under the 2000 Plan cannot be less than the fair market value per share of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value per share of the Common Stock on the date of grant. The exercise price per share of Non-Qualified Options granted under the 2000 Plan cannot be less than the lesser of the book value per share of Common Stock as of the end of the preceding fiscal year, or 50% of the fair market value per share of Common Stock on the date of grant.

The 2000 Plan requires that each option shall expire on the date specified by the Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, such ISO shall expire on the date specified by the Committee, but not more than five years from its date of grant.

Stock Rights granted under the 2000 Plan provide for full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal to, as of the date of the exercise, the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. By allowing at the discretion of the Committee, payment of the exercise price by delivering shares of the Company, the 2000 Plan permits the "pyramiding" of shares. Pyramiding occurs when the option holder in a series of successive transactions uses the shares received upon the prior exercise of an option to purchase additional shares under further outstanding options. A participant can thereby substantially increase his equity ownership in the Company without a significant contribution.

The 2000 Plan authorizes the grant of Stock Rights to acquire 200,000 shares of Common Stock. Pursuant to the terms of the 2000 Plan, shares subject to options, which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the 2000 Plan.

As of September 30, 2001, options to purchase 172,565 shares of Common Stock were issued and unexercised under the 2000 Plan.

In addition, the Company has outstanding options under the Company's 1991 Stock Plan (the "1991 Plan"). As of September 30, 2001, options to purchase 123,091 shares of Common Stock were issued and unexercised and had been granted under the 1991 Plan and no options granted under the 1991 Plan had been exercised. In addition, the Company has outstanding certain options that were originally granted to former directors and a consultant of Tytronics Incorporated, the former parent of the Company. These options were converted into options to purchase shares of the Company's Common Stock in connection with the Reorganization and are not subject to the 1991 Plan or the 2000 Plan. These options include an option to purchase 18,512 shares of Common Stock held by each of Joseph J. Caruso, a director of the Company and a former director of Tytronics Incorporated, and the President of The Bantam Group, Inc. and an option to purchase 4,628 shares of the Company's Common Stock held by Alan Robertson, a former director of Tytronics Incorporated.


                      INTEREST OF MANAGEMENT AND OTHERS IN
                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

The Company and The Bantam Group, Inc. ("Bantam") are parties to a consulting agreement effective June 6, 1993, which continues month-to-month unless terminated by either party on thirty days' notice. Payments to Bantam pursuant to this agreement were $88,075 and $48,062 for fiscal years 2001 and 2000, respectively. Mr. Caruso, a director of the Company, is also president of Bantam.

Effective September 30, 1998, the Company entered into a Loan Agreement (the "Loan Agreement") with Sirrom Capital Corporation, which was assigned to Finova Mezzanine Capital, Inc., pursuant to which the Company borrowed $2,000,000 from Finova pursuant to a Secured Promissory Note. In connection with the Loan Agreement, the Company issued a stock purchase warrant to Finova to purchase an aggregate of 143,738 shares of the Company's Common Stock at an exercise price of $.50 per share. On January 11, 2000, the Company entered into an amended agreement with Finova that resulted in the issuance of an additional warrant for 4,310 shares of the Company's Common Stock at an exercise price of $.50 share, and the prepayment of $100,000 of principal owed to Finova.

On January 11, 2000, the Company entered into an agreement with MTDC, pursuant to which $225,000 of the $450,000 obligation owed by the Company to MTDC, was repaid, and the remaining $225,000 of this obligation was converted into 94,937 shares of the Company's Common Stock at a conversion price of $2.37 per share. In connection with this agreement, warrants for 164,814 shares of the Company's Common Stock, previously issued to MTDC, were cancelled.

In connection with the Company's agreements with Finova and MTDC on January 11, 2000, the Company sold an aggregate of 116,939 shares of the Company's Common Stock at a price of $2.37 per share, including 108,439 shares sold to the Company's President & Chief Executive Officer, John E. Wolfe, and his spouse.

                                  PROPOSAL TWO
                              APPROVAL OF AUDITORS

The Board of Directors has selected the firm of Grant Thornton, LLP, independent public accountants, as auditors of the Company for the fiscal year ending September 30, 2002, and is submitting the selection to stockholders for approval. Representatives of Grant Thornton, LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees: Grant Thornton, LLP billed aggregate fees of $88,975 to the Company for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001 and for the review of the financial statements included in the Company's Forms 10-QSB for the fiscal year ended September 30, 2001. No other fees were billed by Grant Thornton, LLP to the Company during the fiscal year ended September 30, 2001.

           The Company is not obligated by law or its Certificate of Incorporation or By-laws to seek ratification of the Directors' selection of auditors, but does so as a matter of corporate policy. If the selection of auditors is not ratified by shareholders, the Board may continue to use Grant Thornton, LLP as auditors or select new auditors if, in the opinion of the Board, such change would be in the best interest of the Company and its shareholders. Any such change would not be expected to be submitted to shareholders for ratification prior to the 2003 Annual Meeting.

                                  OTHER MATTERS

           The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

                         SHAREHOLDERS PROPOSALS FOR 2002

           Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Bedford, Massachusetts, not later than October 15, 2002, for inclusion in the proxy statement for that meeting. In addition, if the Company receives notice of a shareholder proposal after December 30, 2002, the persons named as proxies in the proxy statement for the 2003 Annual Meeting will have discretionary voting authority to vote on such proposal at the 2003 Annual Meeting.

                                  METRISA, INC.
                    25 WIGGINS AVENUE, BEDFORD, MA 01730-2323
                                      PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METRISA, INC.

           The undersigned stockholder of Metrisa, Inc. (the "Company") hereby appoints John E. Wolfe and David J. Brown, and each of them, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the annual meeting of the stockholders of the Company to be held at the offices of the Company, 25 Wiggins Avenue, Bedford, Massachusetts at 11:30 a.m. on Tuesday, March 5, 2002, and at any adjournment or postponement of such meeting, for the following purposes and with discretionary authority as to any other matter that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement. If no direction is given, this proxy will be voted FOR proposals 1 and 2.

Proposal (1):  Fix the number of Directors at six.

               FOR   |_|      AGAINST      |_|     ABSTAIN     |_|

               Elect Directors
               ___ Grant AUTHORITY to vote        ____ WITHHOLD AUTHORITY
                   for all nominees (except as         to vote for all nominees.
                   as otherwise specified below).

               Director Nominees:  John V. Atanasoff, Joseph J. Caruso,
                                   Joaquim S. S. Ribeiro, Emile A. Sayegh,
                                   Salvatore J. Vinciguerra and John E. Wolfe

    (INSTRUCTIONS: To withhold authority to vote for any nominees print the name of such nominees on the space provided below).
     ---------------------------------------------------------------------------

Proposal (2):  To approve the selection of Grant Thornton, LLP as independent auditors.

               FOR   |_|      AGAINST      |_|     ABSTAIN     |_|


               Date:________________, 2002     _________________________________
                                               (Signature of Stockholder)
                                                Please sign exactly as your name
                                                appears. If acting as attorney,
                                                executor, trustee or in other
                                                representative capacity, sign
                                                name and title.